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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

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                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(D) OF THE

                      SECURITIES EXCHANGE ACT OF 1934

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                             FEBRUARY 24, 2000
              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)






                             THEGLOBE.COM, INC.

           (Exact name of registrant as specified in its charter)


   DELAWARE                        0-25053                    14-1782422

 (State or other            (Commission File Number)       (I.R.S. Employer
 jurisdiction of                                         Identification Number)
 incorporation
 or organization)

                                120 BROADWAY
                          NEW YORK, NEW YORK 10271

                  (Address of principal executive offices)
                               (212) 894-3600

            (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On February 24, 2000, CB Acquisition Corp. ("CB Merger Sub"), a Vermont corporation and a wholly-owned subsidiary of theglobe.com, inc., a Delaware corporation ("theglobe"), was merged with and into Chips & Bits, Inc., a Vermont corporation ("Chips & Bits"), with Chips & Bits as the surviving corporation (the "CB Merger"). Also on February 24, 2000, SP Acquisition Corp. ("SP Merger Sub"), a Vermont corporation and a wholly-owned subsidiary of theglobe, was merged with and into Strategy Plus, Inc., a Vermont corporation ("Strategy Plus"), with Strategy Plus as the surviving corporation (together with the CB Merger, the "Mergers"). The Mergers were effected pursuant to an Agreement and Plan of Merger dated as of January 13, 2000 by and among theglobe, CB Merger Sub, SP Merger Sub, Chips & Bits, Strategy Plus, Yale Brozen and Christina Brozen (the "Merger Agreement"). As a result of the Mergers, both Chips & Bits and Strategy Plus became wholly-owned subsidiaries of theglobe.

     The consideration paid by theglobe in connection with the Mergers consisted of:

     o the issuance by theglobe of 1,885,125 newly issued shares of its common stock, par value $.001 per share (the "Common Stock"), based upon a $16.0 million purchase price divided by the average closing price of the Common Stock as reported on the Nasdaq National Market for a period preceding the execution of the Merger Agreement;

     o    $250,000 in cash; and

     o an additional $1.25 million payable in newly issued shares of Common Stock, contingent upon the attainment of certain performance targets by Chips & Bits and Strategy Plus during the 2000 fiscal year.

     The assets of Chips & Bits and Strategy Plus acquired as a result of the Mergers consisted of data, intellectual property and other physical property used in connection with the operation of Chips & Bits online game retailing business and Strategy Plus's magazine publishing business sites and magazine publishing operations. theglobe intends to use the assets acquired to expand its own gaming related operations; provided that changing business conditions or strategic plans may lead to changes in such operations in the future.

     The Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. theglobe issued a press release on January 14, 2000 relating to the Mergers. The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

     (a) The financial statements of the businesses acquired as required by Item 7(a) will be filed by amendment within sixty days of this filing.

     (b) The pro forma financial information as required by Item 7(b) will be filed by amendment within sixty days of this filing

     (c)  Exhibits

2.1 Agreement and Plan of Merger dated as of January 13, 2000 by and among theglobe.com, inc., Chips & Bits, Inc., Strategy Plus, Inc., CB Acquisition Corp., SP Acquisition Corp., Yale Brozen and Christina Brozen.

99.1 Text of Press Release, dated January 14, 2000, issued by theglobe.com, inc.
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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

         Dated: March 8, 2000.



                                          theglobe.com, inc.



                                      By:  /s/ Francis T. Joyce
                                           --------------------
                                           Name:     Francis T. Joyce
                                           Title:    Vice President and Chief
                                                     Financial Officer
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                               EXHIBIT INDEX

             Exhibit                                  Description
             -------                                  -----------

              2.1 Agreement and Plan of Merger dated as of January 13, 2000 by and among theglobe.com, inc., Chips & Bits, Inc., Strategy Plus, Inc., CB
                                        Acquisition Corp., SP Acquisition
                                        Corp., Yale Brozen and Christina
                                        Brozen.

              99.1 Text of Press Release, dated January 14, 2000, issued by theglobe.com, inc.